GANNETT, WELSH & KOTLER, LLC
CODE OF ETHICS UNDER RULE 204A-1 AND RULE 17j-1
Effective January 1, 2011

INTRODUCTION

Each of Rule 204A-1 under the Investment Advisers Act of 1940 and Rule 17j-1 under the Investment Company Act of 1940 generally prohibits persons associated with an investment company or its investment adviser from engaging in any fraudulent, deceptive, manipulative or otherwise unlawful practice in connection with the purchase or sale by such persons of securities held or acquired by the investment company or an investment management client.

Set forth below is the Code of Ethics (the “Code”) adopted by Gannett, Welsh & Kotler, LLC (“GW&K” or the “Company"). This Code is based on the principle that the directors, officers and employees of the Company owe a fiduciary duty to the shareholders of the mutual funds sub- advised by the Company and to its managed accounts to conduct their affairs, including their personal securities transactions, in such a manner as to avoid: (i) serving their own personal interests ahead of the shareholders and accounts; (ii) taking advantage of their position; (iii) any actual or potential conflicts of interest; and (iv) violating all applicable federal securities laws. The Company shall provide a copy of this Code (and amendment thereto) to each access person on no less than an annual basis.

Please direct any questions to the Compliance Department. Please report any violations of the
Code promptly to GW&K’s Compliance Department.

CODE OF ETHICS
I.  Definitions

1.  “Affiliated Fund” means any registered open-end investment company advised or sub-advised by GW&K or by an Affiliate of GW&K.  A current list of Affiliated Funds is attached to this Code as Exhibit A

2.  “Affiliated Managers Group, Inc.” (“AMG”) is an affiliate of GW&K.  AMG acquired a majority equity interest in GW&K.

3.  "Access Person" means any director, officer or employee of the Company who (a) has access to nonpublic information regarding any clients' purchase or sale of securities, or nonpublic information regarding the portfolio holdings of any Affiliated Fund, or (b) is involved in making securities recommendations to clients, or who has access to such recommendations that are nonpublic. All employees of the Company are deemed to be “Access Persons.”

4.  "Beneficial ownership" shall be interpreted in the same manner as it would be in determining whether a person is subject to the provisions of Section 16 of the Securities Exchange Act of 1934 and the rules and regulations thereunder.  Beneficial Ownership includes ownership by any

Revised 1/3/11

person   who,   directly   or   indirectly,   through   any   contract,   arrangement,   understanding, relationship or otherwise, has or shares a direct or indirect "pecuniary" or financial interest in a security, which is the opportunity to profit directly or indirectly from a transaction in securities. Accordingly, a director, officer, or employee of GW&K may be deemed to have beneficial ownership of securities held by members of his or her immediate family sharing the same household, or by certain partnerships, trusts, corporations or other arrangements.  For example, an individual has an indirect pecuniary interest in any security owned by the individual's spouse. Beneficial ownership also includes, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise, having or sharing "voting power" or "investment power" as those terms are used in Section 13(d) of the Exchange Act and Rule 13d-3 thereunder.

5.  "Covered  Security"  shall  include  all  forms  of  debt,  stocks,  bonds,  options,  futures, convertibles, warrants, closed-end funds, all exchange traded funds (“ETFs”), Affiliated Funds, investment contracts and any other instrument that is considered a security1 under the Investment Advisers  Act  of  1940.    Covered  Securities  do  not  include  shares  of  registered  open  end investment companies (other than Affiliated Funds and ETFs), direct obligations of the Government of the United States, bankers' acceptances, bank certificates of deposit, commercial paper, and other money market instruments.

6. A Covered Security is "being considered for purchase or sale" when a recommendation to purchase or sell a Covered Security has been made and communicated.

7. "Purchase or sale of a Covered Security" includes, among other things, the writing of an option to purchase or sell a Covered Security.

8.  “Affiliate” means any entity that is controlled by, controls, or is under common control with GW&K.

9. “Client” means any (i) investment company registered under the Investment Company Act of 1940 for which GW&K acts as investment adviser or sub-adviser or (ii) separately managed investment account, commingled/collective investment trust fund, or other investment arrangement where GW&K is the adviser or sub-adviser for the management of such account.

10. “Federal Securities Laws” means the Securities Act of 1933, the Securities Exchange Act of 1934, the Sarbanes-Oxley Act of 2002, the Investment Company Act of 1940, the Investment Advisers Act of 1940, Title V of the Gramm-Leach-Bliley Act, any rules adopted by the Commission  under  any  of  these  statutes,  the  Bank  Secrecy  Act  as it  applies  to  funds  and investment advisers, and any rules adopted thereunder by the Securities and Exchange Commission or the Department of the Treasury.

1    Per the Investment Advisers Act of 1940, a security includes: any note, stock, treasury stock, security future, bond, debenture, evidence of indebtedness, certificate of interest or participation in any profit-sharing agreement, collateral-trust certificate, preorganization certificate or subscription, transferable share, investment contract, voting- trust certificate, certificate of deposit for a security, fractional undivided interest in oil, gas, or other mineral rights, any put, call, straddle, option, or privilege on any security (including a certificate of deposit) or on any group or index of securities (including any interest therein or based on the value thereof), or any put, call, straddle, option, or privilege entered into on a national securities exchange relating to foreign currency, or, in general, any interest or instrument commonly known as a “security”, or any certificate of interest or participation in, temporary or interim certificate for, receipt for, guaranty of, or warrant or right to subscribe to or purchase any of the foregoing.

11.  “Maintenance Trade” shall include but is not limited to any trade that is a result of normal account activity.    This would include trades related to new account investing, capital additions/withdrawals, Closing accounts, tax loss trading, resuming trading after a halt or transfer, etc. They do not include trades that adds a new holding, removes an existing holding, or adds to or trims an existing holding from a strategy.

II.       Prohibited Transactions

It is a basic policy that no Access Person should be permitted to profit in his or her personal securities transactions from the securities activities of the Company’s Client accounts. Accordingly, no Access Person, or their spouse/significant other or any member of such person’s household, shall purchase or sell, directly or indirectly, any Covered Security in which he or she has, or by reason of such transactions acquires, any direct or indirect beneficial ownership and which at the time of such purchase or sale (a) is being purchased or sold by a Client account, with the exception of Maintenance Trades, or (b) is being considered for purchase and sale by a Client account.

In addition, no Access Person shall:

1. Acquire any securities in an initial public offering, in order to preclude any possibility of such person profiting from his or her position with the Company.

2. Purchase any securities on margin or purchase options on securities.

3. Other than transactions that are exempt under Section III, Purchase or sell a Covered Security within two calendar days before and after a managed account trades in that Covered Security, with the exception of Maintenance Trades. Any profits improperly realized on trades within the proscribed  periods  may  be  required  to  be  disgorged  to  a  charity  selected  by  the  Chief Compliance Officer.

4. Purchase any securities in a private placement, without prior approval of the Compliance Department.  Any person authorized to purchase securities in a private placement shall disclose that investment when they play a part in a subsequent consideration of an investment in the issuer for an Affiliated Fund or a managed account.

5. Profit in the purchase and sale, or sale and purchase, of the same (or equivalent) securities within 30 calendar days. Any profits realized on such short-term trades may be required to be disgorged to a charity selected by the Chief Compliance Officer.

6. Serve on the board of directors of any publicly traded company without prior authorization of the Compliance Department.  Any such authorization shall be based upon a determination that the board service would be consistent with the interests of the Company’s clients, the Affiliated Funds and their shareholders.

7. Limit Orders.  Access Persons are prohibited from placing good-until-cancel orders,, in their personal accounts, for securities held within firm strategies, unless their broker-dealer is further instructed that the order is only good until the end of that calendar day.

8. Trade either personally or on behalf of others, while in possession of material, non-public information.  Access Persons are prohibited from communicating material nonpublic information to others in violation of the law.   Additionally, all employees who come into contact with material nonpublic information are subject to GW&K’s prohibitions on insider trading and any potential sanctions.

III.      Exempted Transactions

The prohibitions and requirements of Sections II and Section V of this Code shall not apply to:

1.  Purchases or sales effected in any account over which an Access Person has no direct or indirect influence or control or in an account which is a product of the Company and is managed in a manner consistent with the management of such product for clients of the Company in general.

2.  Purchases or sales of shares of any (i) ETFs or (ii) any registered open-ended investment company (i.e., mutual fund) that is not an Affiliated Fund. Please note that ETF transactions must be reported under Section VI.

3.  Purchases or sales which are non-volitional on the part of an Access Person.

4.  Purchases which are part of an automatic investment plan (a program, such as a dividend reinvestment plan, in which regular periodic purchases or withdrawals are made automatically in (or from) investment accounts in accordance with a predetermined schedule and allocation).

5.  Purchases effected upon the exercise of rights issued by an issuer pro rata to all holders of a class of its securities, to the extent such rights were acquired from such issuer, and sales of such rights so acquired.

6.  Limit Orders.  Access Persons are permitted to place limit orders in their personal accounts, good for five business days, , for securities not held within firm strategies.   These perso0nal trades must be clearly marked as “Limit Orders” on the personal trade pre-clearance form under order type.

IV.      Hardship Exemption

An employee may submit to the Chief Compliance Officer a request for an exemption from a particular provision of the Code for a hardship situation (e.g., unforeseen medical or other significant expenses or the purchase of a home).  All requests must be in writing and state the reasons for the hardship.  Any such request will require the approval of the Chief Compliance Officer.  Any such waiver request may be denied at the Chief Compliance Officer's sole discretion, and any such decision will be final.    If the Chief Compliance Officer approves an exemption, the Company may require certain conditions to be met by the employee in conducting the personal trade(s) to ensure that there is no actual or apparent conflict of interest created by the exemption.  The Chief Compliance Officer shall document in writing the decisions supporting all such approvals or denials to requests for hardship exemptions.

V.        Prior Approval

All Access Persons shall receive prior approval from the Compliance Department or from someone they may delegate, before purchasing or selling Covered Securities, other than transactions exempted under Section III.  Any such approval shall be effective only with respect to transactions made on that approval date (i.e., if an Access Person receives approval for a trade and does not execute the trade on that day, such Access Person must re-obtain approval to execute the trade on the following day).

For purchases or sales of AMG stock, all Access Persons must also receive prior approval from AMG’s Legal Department.

Note: Accounts containing Covered Securities that are managed by GW&K or another investment advisor do not have to be pre-cleared as long as the Access Person does not have discretion over the account and has provided the Chief Compliance Officer and/or Compliance Department with information stating they exercise no investment discretion over their account(s).

The Chief Compliance Officer will submit pre-clearance for his personal transactions in Covered Securities to the Director of Compliance or GW&K’s Chief of Staff.

VI.      Reporting

Every  Access  Person  shall  report  to  the  Compliance  Department  or  to  someone  they  may delegate with respect to transactions in any Covered Security, including Affiliated Funds and ETFs, as required by the Investment Advisers Act of 1940.

Duplicate Brokerage Confirmations and Statements.  Access Persons are required to direct their broker-dealers to submit to the Chief Compliance Officer or his designee, on a timely basis, duplicate copies of confirmations of all personal securities transactions and copies of periodic statements for all of the Access Person’s accounts in which the Access Person has a direct or Beneficial Ownership interest.

Each Access Person must file the following reports:

(1)   Initial Holdings Report.   No later than 10 days after a person becomes an Access Person, such person must file a report with the Compliance Department which contains the following information: (i) the title and type of Covered Security; (ii) the Covered Security’s exchange ticker symbol or CUSIP number; (iii) the number of shares and principal amount of each Covered Security   in which such person has any direct or indirect beneficial ownership; (iv) the name of the broker, dealer or bank with whom such person maintains an account in which any securities are held for the direct or indirect benefit of such person; and (v) the date the report is submitted to the Compliance Department.   An Access Person’s brokerage account statement may be used for this became an Access Person.

(2)  Quarterly Transaction Report.  No later than 30 days after the end of each calendar quarter, every Access Person must file a report with the Compliance Department with respect to any transaction during the calendar quarter in a Covered Security or Affiliated Fund in which the Access Person had any direct or indirect beneficial ownership.  The Quarterly Transaction Report and attached account statements, must contain:  (i) the date of each transaction; (ii) the title and type of Covered Security; (iii) the Covered Security’s exchange ticker symbol or CUSIP number; (iv) with respect to fixed income securities, the interest rate and maturity date of the Covered Security (if applicable); (v) the number of  shares  and  principal  amount  of  each  Covered  Security;  (vi)  the  nature  of  the transaction (i.e., purchase or sale or other type of acquisition or disposition); (vii) the price of the Covered Security at which the transaction was effected; (viii) the name of the broker, dealer or bank with or through which the transaction was effected; and (ix) the date that the report is submitted to the Compliance Department.  With respect to any quarter in which an account was established by an Access Person in which any securities were held for the direct or indirect benefit of the Access Person, such Quarterly Transaction Report must also contain the name of the broker, dealer or bank with whom the Access person established the account and the date the account was established.

(3)  Annual Holdings Report.  Every Access Person must, by January 30 of each year, file a report with the Compliance Department which contains the following information (which information must be current as of a date no more than 45 days before the report is submitted):  (i)  the  title  and  type  of  Covered  Security;  (ii)  the  Covered  Security’s exchange ticker symbol or CUSIP number; (iii) the number of shares and principal amount of each Covered Security in which such person has any direct or indirect beneficial ownership as of December 31 of the prior calendar year; (iv) the name of the broker, dealer or bank with whom such person maintains an account, the date the account was established, and whether the account is managed or a discretionary account in which any securities are held for the direct or indirect benefit of such person; and (v) the date the report is submitted to the Compliance Department. A list of the Access Person’s current brokerage accounts that are currently on file with the Compliance Department may be used for this purpose.

All reports will be reviewed by the Compliance Department. The initial and annual holdings statements shall include information with respect to those securities referenced in Section III (“Exempted Transactions”) except that with respect to accounts over which the Access Person has no direct or indirect influence or control (a managed or discretionary account), it shall be sufficient to list the account. For the avoidance of doubt, information with respect to private placements is required to be included in all reports submitted pursuant to this Section V.

VII.     Gifts and Business Entertainment

Access Persons may not give or accept inappropriate gifts or business entertainment (including, but not limited to, cash, services, favors, entertainment, special accommodations, or other things of  material  value)  to  or  from  persons  or  entities  providing  services  to  GW&K  that  could

Access Persons may not give or accept any gifts of more than de minimis value (anything of more than $200 in value as a single gift or an annual cumulative value of $500) to or from any person or entity doing business with or seeking to do business with or on behalf of GW&K.

Each Access Person must report all gifts of $50 or more to the Compliance Department given or received in connection with the Access Person’s employment. The Compliance Department will maintain records of all reportable gifts given or received by all Access Persons.

The specific guidelines above shall not apply to (i) ordinary course business entertainment (i.e., where the donor is present as a host), an occasional meal or a ticket to a theater, entertainment or sporting event or comparable entertainment that is social in nature and is an incidental part of a business meeting with a clear business purpose, so long as it is not so frequent or excessive as to give the appearance of impropriety; or (ii) a typical holiday gift such as a food item received by an individual but shared with GW&K’s other employees and consumed on GW&K’s premises. In any case, these events must be reported to the Compliance Department.

Managers Distributors, Inc. (“MDI”) Registered Representatives

In addition to the requirements stated herein, employees who are also registered representatives of  MDI  are  required  to  also  comply  with  the  gifts  and  non-cash  compensation  policies maintained in MDI’s Supervisory Procedures Manual. MDI registered representatives should refer to MDI’s Supervisory Procedures Manual for details.

VIII.   Political Campaign Contributions

Employees are prohibited from making gifts or contributions in the name of, or on behalf of the Company to any political committee, candidate or party.  Contributions are broadly defined to include any form of money, purchase of tickets, use of corporate personnel or facilities, or payment for services.  Employees are prohibited from making any political contributions for the purpose of obtaining or retaining advisory contracts with government entities.

IX. Insider Trading

All Access Persons of GW&K are subject to special rules relating to trading on the basis of material, nonpublic information - sometimes referred to as “insider trading” which appear in Section IV-2 of the GW&K Compliance Manual.  Additionally, all GW&K employees are also subject to AMG’s insider trading policy.  an annual basis, the Chief Compliance Officer and/or his designee will re-distribute AMG’s insider trading policy for re-certification.

X.        Sanctions

A.  Procedural Noncompliance

Noncompliance with the procedural requirements of the Code, (e.g., failure to submit quarterly or holdings reports in a timely manner) shall be noted and addressed accordingly.   Repeated noncompliance  may  result  in  disciplinary  action  at  the  discretion  of the  Chief  Compliance Officer.

B.  Violations and Trading Noncompliance

Failure to comply with the pre-approval requirements and/or substantive prohibitions of this Code with respect to trading activity may result in immediate disciplinary action even for ‘first- time offenders”.   In this regard, the Company believes that trading activity which creates an actual or apparent conflict of interest constitutes a clear violation and will generally result in disciplinary action absent extenuating circumstances.

Reporting of Violations

If any employee becomes aware of any violations of this Code of Ethics, the Employee is required  to  report  such  instance(s)  promptly  to  the  Chief  Compliance  Officer.    It  is  the Company’s policy to investigate the potential violation promptly and confidentially.  Retaliation against the individual who reports a violation is prohibited and constitutes a further violation of the Code.

C.  Extenuating Circumstances

The Company recognizes that instances of inadvertent noncompliance or violation may occur or that extenuating circumstances may apply to specific instances of noncompliance or violation.  In such events, the Access Person shall notify the Compliance Department which shall have discretion to determine appropriate remedial action.

D.  Disciplinary Actions

Upon discovering a violation of this Code, the  may take one or more of the following actions: issuing a disciplinary memorandum; issuing a letter of reprimand; requiring disgorgement of profits; requiring trade to be broken at Access Person’s expense; requiring corrective action; suspension of trading privileges; requiring the consolidation of Access Person accounts with certain brokers; monetary fines; suspension; dismissal and reporting the violation to the appropriate regulatory authorities.

XI.      Recordkeeping Requirements

In accordance with Rule 17j-1, the following records shall be maintained by GW&K, at its principal place of business:

(i)	a copy of the Code and all written acknowledgements of the receipt of the Code and any amendments thereto for each Access Person within the past five years;

(ii)
a record of any violation of the Code and of any action taken as a result of such violation shall be preserved for a period of not less than five years following the end of the fiscal year in which the violation occurs;

(iii)	a copy of each report made by an Access Person must be maintained for at least five years after the end of the fiscal year in which the report is made or the information is provided;

(iv)
a record of all Access Persons, currently or within the past five years, who are or were required to make reports under the Code, or who are or were responsible for reviewing such reports pursuant to this Code.

(v)
a record of any decision, and the reasons supporting the decision, to approve the acquisition of securities in limited offerings by Access Persons, for at least five years after the end of the fiscal year in which the approval is granted.

XII.     Distribution and Certification

Each Access Person shall (i) receive a copy of this Code at the time of his or her employment, annually thereafter, and anytime amendments are made to the Code; and (ii) certify in writing that he or she has read and understood the Code and any amendments.

Exhibit A
AMG Affiliated Mutual Funds

Updated December 2010

Name of Affiliate	Name of Affiliated Fund	Ticker

Mutual Funds (sponsored)
AQR	AQR Diversified Arbitrage Fund	ADANX, ADAIX
	AQR International Momentum Fund	AIMOX
	AQR Momentum Fund	AMOMX
	AQR Small Cap Momentum Fund	ASMOX
	AQR International Equity Fund	AQINX, AQIIX
	AQR Global Equity Fund	AQGIX, AQGNX
	AQR Managed Futures Strategy Fund	AQMIX, AQMNX
	AQR Risk Parity Fund	AQRIX, AQRNX

Aston Funds	Aston/Montag & Caldwell Growth	MCGFX, MCGIX, MCRGX
	Aston/Veredus Select Growth	AVSGX, AVISX
	Aston/TAMRO Diversified Equity Fund	ATLVX
	Aston/MD Sass Enhanced Equity	AMBEX, AMDSX
	Aston/Herndon Large Cap Value Fund	AALIX
	Aston Value	RVALX, AAVIX
	Aston/River Road Dividend All Cap Value	ARDEX, ARIDX
	Aston/Montag & Caldwell Mid Cap Growth Fund	AMCMX
	Aston/Optimum Mid Cap	CHTTX, ABMIX
	Aston/Optimum Large Cap Opportunity	AOLCX
	Aston/Cardinal Mid Cap Value Fund	ACDMX
	Aston/Veredus Aggressive Growth	VERDX, AVEIX
	Aston/Fasciano Small Cap Fund	AFASX
	Aston/TAMRO Small Cap	ATASX, ATSIX
	Aston/River Road Select Value Fund	ARSMX, ARIMX
	Aston River Road Small Cap Value	ARSVX, ARSIX
	Aston/Neptune International Fund	ANINX, ANIIX
	Aston/Barings International Fund	ABARX, ABIIX
	Aston/Dynamic Allocation Portfolios	ASENX
	Aston/NewCentury Absolute Return ETF Fund	ANENX
	Aston/Lake Partners LASSO Alternative Funds	ALSNX, ALSOX
	Aston/Fortis Real Estate	ARFCX, AARIX
	Aston/Montag & Caldwell Balanced	MOBAX, MOBIX
	Aston TCH Fixed Income	CHTBX, CTBIX

Friess	Brandywine Advisors Fund	BWAFX
	Brandywine Blue Fund	BLUEX
	Brandywine Fund	BRWIX

Harding Loevner	Harding Loevner Funds, Inc - International Small Companies Portfolio	HLMSX
	Harding Loevner Funds, Inc - Frontier Emerging Markets Portfolio	HLFMX
	Harding, Loevner Funds, Inc. - Emerging Markets Portfolio	HLEMX, HLMEX
	Harding, Loevner Funds, Inc. - Global Equity Portfolio	HLMGX
	Harding, Loevner Funds, Inc. - International Equity Portfolio	HLMNX, HLMIX

Managers	Managers Bond	MGFIX
	Managers California Intermediate Tax-Free Fund	MCATX
	Managers Emerging Markets Equity	MEMEX
	Managers Fixed Income	MFDAX, MFDBX, MFDCX, MFDYX
	Managers PIMCO Bond Fund	MBDFX
	Managers Institutional Micro-Cap Fund	MIMFX
	Managers Micro-Cap Fund	MMCFX

Managers Real Estate Securities Fund	MRESX
Managers Global Bond	MMAFX
Managers High Yield	MHHAX, MHHBX, MHHCX, MHHYX
Managers Intermediate Duration Government	MGIDX MGITX
Managers International Equity
Managers Short Duration Government	MGSDX
Managers Special Equity	MGSEX, MSEIX
Managers AMG Chicago Equity Partners Balanced Fund	MBEAX, MBEBX, MBECX, MBEYX
Managers AMG Chicago Equity Partners Mid-CapFund	MKPYX, MKPAX, MKPBX, MKPCX
Managers AMG Essex Small/Micro Cap Growth Fund	MBRSX, MBRCX
Managers AMG FQ Global Alternatives Fund	MGAAX, MGACX
Managers AMG FQ Global Essentials Fund	MMAFX
Managers AMG FQ Tax-Managed U.S. Equity Fund	MFQTX, MFQAX, MFQCX
Managers AMG FQ U.S. Equity Fund	MEQFX, FQUAX, FQUCX
Managers Frontier Small Cap Growth Fund	MSSCX, MSSVX, MSSYX
Managers AMG GW&K Muni Bond	GWMIX, GWMSX, GWMTX GWMEX
Managers AMG GW&K Municipal Enhanced Yield
Managers AMG GW&K Small Cap Equity Fund	GWETX, GWESX, GWEIX
Managers AMG Renaissance Large Cap Growth	MRLIX, MRLSX, MRLTX SKSEX
Managers AMG Skyline Special Equities Portfolio
Managers AMG Systematic Mid Cap Value Fund	SYAMX, MSYAX, MSYCX
Managers AMG Systematic Value Fund	MSYSX, MSYAX, MSYCX
Managers AMG TimesSquare Mid Cap Growth Fund	TMDIX, TMDPX
Managers AMG TimesSquare Small Cap Growth Fund	TSCIX, TSCPX
Managers AMG TSCM Growth Equity Fund	MTGVX, MTGSX, MTGIX
Managers Cadence Capital Appreciation	MPAFX, MCFBX, MPCBX, MPRFX, MCFDX, MCFYX, MCFPX, MPCIX, MCMAX, MCMBX, MCMCX, MCMRX
Managers Cadence Mid-Cap Fund	MCMDX, MCMYX, MCMPX, MCMFX, MECAX, MECIX
Managers Cadence Emerging Companies	MFAGX, MGCFX, MFDGX, MFYGX, MFPGX
Managers Cadence Focused Growth	MFIGX

Third Avenue	Third Avenue Focused Credit Fund	TFCVX, TCFIX
	Third Avenue International Value Fund	TAVIX
	Third Avenue Real Estate Value Fund	TAREX
	Third Avenue Small-Cap Value Fund	TASCX
	Third Avenue Value Fund	TAVFX
Third Avenue Variable Series Trust

Tweedy, Browne	Tweedy, Browne Global Value Fund	TBGVX
	Tweedy, Browne Global Value Fund II - Currency Unhedged	TBCUX
	Tweedy, Browne Value Fund	TWEBX
	Tweedy, Browne Worldwide High Dividend Yield Value Fund	TBHDX

Mutual Funds (subadvised)

AQR	GuideStone International Equity	GIEZX
	Russell International Developed Markets Fund	RCISX, REISX, RISSX
	SEI Institutional Managed Trust Small Cap Fund	SESVX
	SEI Institutional Managed Trust Small Cap Growth Fund	SSCGX
Prudential Retirement Insurance and Annuity Company International Blend / Munder Fund
AST Academic Strategies Asset Allocation

Chicago Equity	40/86 Series Trust - Balanced Portfolio
	40/86 Series Trust - Equity Portfolio Managers AMG Chicago Equity Partners Balanced	MBEAX, MBEBX,MBECX,MBEYX
	Managers AMG Chicago Equity Partners Mid-Cap Northern Lights JNF Balanced (Fixed Income Portion)	MKPYX, MKPAX, MKPBX, MKPCX
Northern Lights JNF VST - Small Growth
Northern Lights JNF VST - Small Value

Mutual Funds (subadvised)
Essex	Callan Diversified Alpha Small Cap Fund Managers AMG Essex Small/Micro Cap Growth Fund	MBRSX, MBRCX
	MML Emerging Growth Fund	MMEGX, MEGLX, MEGNX, MEESX, MEGYX
	Principal Partners SmallCap Growth Fund	PPSMX, PPSBX, PTOCX
Principal Variable Contracts Fund, SmallCap Growth Fund

First Quadrant	AST Investment Services/Prudential Global Macro Frank Russell Trust Company, Russell International Fund with Active Currency
Fremont Structured Core Fund
	Managers AMG FQ Global Essentials Fund	MMAFX
	Managers AMG FQ Tax-Managed U.S. Equity Fund	MFQTX, MFQAX, MFQCX
	Managers AMG FQ U.S. Equity Fund	MEQFX, FQUAX, FQUCX
	Managers AMG FQ Global Alternatives Fund	MGAAX, MGACX PASPX

UBS PACE Alternative Strategies
TransAmerica First Quadrant Global Macro Fund AST Academic Strategies Asset Allocation - Currency Sleeve
	John Hancock Currency	JCUAX

Friess	Masters Select Equity	MSEFX
	Masters Select Smaller Companies Fund	MSSFX

Frontier	CGCM Large Cap Growth Investment Fund	TLGUX
	John Hancock Smaller Company Growth Fund	JSGNX, JSGVX
	M Financial Group (Formerly M Funds, Inc.) Frontier Small Cap Growth Fund (formerly Managers Small Cap Fund)	MSSCX
The Hirtle Callahan Trust
	Vanguard Morgan Growth	VMRGX
	Vanguard Explorer Value Fund	VEVFX
	Mass Mutual Select Mid Cap Growth Equity II Fund	MGRFX, MEFYX, MMELX, MEFAX, MEFNX

Mutual Funds (subadvised)
Gannett Welsh & Kotler	Managers AMG GW&K Municipal Bond Fund	GWMIX, GWMSX, GWMTX
	Managers AMG GW&K Municipal Enhanced Yield	GWMEX
	Managers AMG GW&K Small Cap Equity Fund	GWETX, GWESX, GWEIX, APMUX
ActivePassive Intermediate Municipal Bond Fund

Genesis	GuideStone International Equity	GIEZX
	Russell Emerging Markets Fund	REMAX, REMCX, REMEX, REMSX

Harding Loevner	Russell Emerging Markets Fund	REMSX
	Scotia McLoed Pinnacle Global Equity Fund	PIN530-CANX

Renaissance	American Beacon Large Cap Growth Fund	ALCGX
American Fidelity Dual Strategy Fund
	Managers AMG Renaissance Large Cap Growth Fund	MRLIX, MRLSX, MRLTX
	USAA Growth Fund	USAAX

Systematic	FRIC Select Value Large Cap Equity Fund	FRUUSAI
	Managers AMG Systematic Mid Cap Value Fund	SYAMX, SYCMX, SYIMX
	Managers AMG Systematic Value Fund	MSYSX, MSYAX, MSYCX
	MassMutual Mid Cap Value	MLUAX, MLULX, MLUNX, MLUSX, MLUYX
Northern Trust Global Investments Mid Cap Value
	Russell U.S. Value Fund	MLUAX, MLULX, MLUNX, MLUSX, MLUYX, RSVSX
UBS PACE Smid Cap Value
	Vantagepoint Mid Cap Value	PEVAX, PEVBX, PEVCX, PCSVX, PVEYX VPSVX
	Wells Fargo Equity Value Portfolio	WLVAX, WLVBX, WLVCX
	Wilshire Large Company Value	DTLVX,WLCVX

Third Avenue	Aegon Transamerica Series Third Avenue Value Fund
GMS Alpha + III
GMS Alpha + V
Litman Gregory Masters Select International Fund
Metlife Third Avenue Small-Cap Value Fund
Seasons Series Trust Focus Value
TA Idex Third Avenue Value
Touchstone Variable Series Trust
GMS Alpha + World Equity Portfolio

TimesSquare	GuideStone Small Cap Equity	GSCZX
	Managers AMG TimesSquare Small Cap Growth Fund	TMDIX, TMDPX
	The Vantagepoint Funds (formerly Vantagepoint Aggressive Opportunities Fund)	VPAOX
	Managers AMG TimesSquare Mid Cap Growth Fund	TMDIX, TMDPX
	New Covenant Growth Fund	NCGFX
	JPMorgan Access Balanced Fund	JXBSX
	JPMorgan Access Growth Fund	JXGSX
	Managers AMG TSCM Growth Equity Fund	MTGVX, MTGSX, MTGIX

Trilogy	Marshall Emerging Markets Equity Fund	NMMEX
	Northern Funds Multi-Manager Emerging Markets Equity Fund	MAEMX, MEMYX

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I acknowledge that I have received, read and understood the Gannett, Welsh & Kotler, LLC (“GW&K”) Code of Ethics (the “Code”).   I recognize that I am subject to the Code and I hereby assure that I will comply with the requirements of the Code.  I recognize the responsibilities and obligations, including but not limited to pre-clearance, quarterly transaction reports, initial and annual listing of holdings, and compliance with federal securities laws, incurred by me as a result of my being subject to this Code.

☐ If initial certification: I hereby agree to abide by the attached Code.

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Employee Name